EXHIBIT 23.1

                            [LETTERHEAD OF ERNST & YOUNG LLP]

                             CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectuses pertaining to the Management Incentive Compensation Plan of Toys "R" Us, Inc. and to the incorporation by reference therein of our report dated March 13, 1996, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 1996, filed with the Securities and Exchange Commission.

                                                  Ernst & Young LLP

                                                  /s/ Ernst & Young LLP
New York, New York

January 24, 1997